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                                                                    EXHIBIT 10.7





                       AMENDMENT OF SETTLEMENT AGREEMENT

         This Amendment of Settlement Agreement, entered this 1st day of November, 1996 by and between Glenn Hall ("Hall") and MTR Gaming Group, Inc. (formerly known as Winners Entertainment, Inc.) (the "Company"), is an amendment of the Settlement Agreement entered as of June 30, 1995.

         In consideration of the payments, mutual promises and covenants set forth herein, the adequacy of which are hereby acknowledged, the parties wish to amend the Settlement Agreement as follows:

   1. Payment. Upon execution of this Amendment, the Company will pay Hall the lump sum of $31,000.

   2. Acknowledgment of Performance. Hall acknowledges that the Company has performed all of its obligations under the Settlement Agreement to date. Specifically, the Company has (i) delivered the promissory note as required by Paragraph 6 of the Settlement Agreement; (ii) stood ready, willing, and able to tender the payments called for under the promissory note, but has withheld those payments as an accommodation to Hall in anticipation of the execution of this Amendment; and (iii) has included Hall's Make-Up Shares, Expense Shares, and Option Shares in a registration statement on file with the Securities and Exchange Commission on Form S-3.

   3. Cancellation of Promissory Note. Upon execution and delivery of this Amendment and the payment referred to in paragraph 1 hereof, Hall will deliver the original promissory note (in the original principal amount of $235,125) to the Company marked "CANCELLED" at which time Hall will have no further rights and the Company will have no further obligations under such promissory note.

   4. Termination of Repurchase Right; Removal of Legend. Paragraph 10 of the Settlement Agreement concerning the Company's right to repurchase Hall's Make-Up Shares (as that term is defined in the Settlement Agreement) is hereby deleted and any such right created thereby is extinguished. Upon Hall's presentation of the certificate representing the Make-Up Shares to the Company's transfer agent, the Company will direct the transfer agent to remove the legend concerning the right of repurchase.

   5. Issuance of Additional Shares. Paragraph 7 of the Settlement Agreement concerning issuance of additional shares is hereby deleted and no party shall have any further rights or obligations thereunder.

   6. No Other Changes. No other changes to the terms of the Settlement Agreement are intended hereby.

   WITNESS the hands of Hall and the Company's duly authorized representative as of the day and year first above written.



                                       MTR GAMING GROUP, INC.



                                       By: /s/  Edson R. Arneault
                                          --------------------------------
                                          Edson R. Arneault, President


                                       By:  /s/  Glenn Hall
                                           -------------------------------
                                           Glenn Hall